EXHIBIT 99.1

Contact:	Brad Tilden -or- Jack Evans 206-392-5362 206-392-5134

FOR IMMEDIATE RELEASE            July 18, 2003

ALASKA AIR GROUP FILES SHELF REGISTRATION STATEMENT

SEATTLE – Alaska Air Group, Inc. (NYSE:ALK) the parent company of Alaska Airlines, Inc. and Horizon Air Industries, Inc., announced today that it has filed a shelf registration statement on Form S-1 with the Securities and Exchange Commission providing for the resale by security holders of up to $150,000,000 original principal amount of the Company’s issued and outstanding Senior Convertible Notes due 2023 and sha+res of common stock issuable upon conversion of the notes. The notes were originally issued in a private placement in March 2003.

Alaska Air Group will not receive any proceeds from the sale by any selling security holder of the notes or the common stock issuable upon conversion of the notes.

When available, a copy of the prospectus contained in the registration statement may be obtained from Bradley D. Tilden, executive vice president/finance and chief financial officer, 19300 Pacific Highway South, Seattle, Washington 98188.

A registration statement relating to the notes and shares of common stock has been filed with the Securities and Exchange Commission but has not yet become effective. The notes and shares of common stock may not be sold nor may offers to buy be accepted before the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

# # #

2